SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   February 3, 2009

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry Into Material Definite Agreements

On February 3, 2009, Corgenix Medical Corporation (the “Company”) entered into two agreements (the “Agreements”) to restructure the debt evidenced by convertible term notes that Truk Opportunity Fund, LLC, a Delaware company; Truk International Fund, LP, a Cayman Islands company (collectively, “Truk”); and CAMOFI Master LDC, a Cayman Islands company, formerly named DCOFI Master LDC, (“CAMOFI”) purchased on May 19, 2005 and December 28, 2005.

Suspension of Principal Payments.

The Agreements suspend all amortizing principal amount payments otherwise due under each note, beginning November 1, 2008 and ending on the earlier of (i) the first day of the month next succeeding the closing of any new financing transaction or (ii) May 1, 2009 (the “Repayment Date”), at which time payments will again become due and payable on the first day of each subsequent month until December 31, 2009 (the “Maturity Date”).  Payments will be equal to the amount of principal outstanding divided by the number of months from the Repayment Date until the Maturity Date.  On the Maturity Date, the amortizing principal amount for each of the term notes and all other amounts due and owing  must be repaid in full, whether by payment of cash, or at Truk’s or CAMOFI’s option, by the conversion into common stock.

Subordination of Security Interest.

Under the Agreements, Truk and CAMOFI agree that their security interest in the Company’s accounts receivable and inventory only shall be subordinated to that of the lenders in any new financing, but that their security interest in all other assets of the Company will remain a perfected first security interest.

Payments Prior to the Closing of New Financing.

Simultaneously with its execution, the Company paid $22,466 to Truk and CAMOFI for accrued and unpaid interest from November 1, 2008 to February 3, 2009 with respect to each term note.  Simultaneously with the funding of any new financing, the Company shall pay to Truk and CAMOFI one-half of the amounts then outstanding under each of the term notes, and after such payment of one-half of the amount outstanding under each note, the remaining principal balance of each term note will be increased by five percent (5%). The resultant amounts then owing to Truk and CAMOFI will be repaid in equal monthly amounts, plus interest, until the maturity date of December 31, 2009.

Extension of Warrants.

Under the Agreements, the common stock purchase warrants dated May 19, 2005 were extended to expire May 19, 2017 rather than May 19, 2012 and the common stock purchase warrants dated December 28, 2005 were extended to expire December 28, 2015 rather than December 28, 2010.

Additional Consideration.

The Company has agreed to issue to CAMOFI 200,000 shares of the Company’s Series B Convertible Preferred Stock (“Series B”), with a liquidation preference of $50,000, which will  be convertible into 800,000 shares of the Company’s common stock at the rate of $0.25. Likewise,  the Company agrees to issue to Truk 36,680 shares of the Company’s Series B Convertible Preferred Stock, with a liquidation preference of $9,170, which will be convertible into 146,720 shares of the Company’s common stock at the rate of $0.25.

ITEM 2.03                                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a   Registrant

See Item 1.01 above, incorporated herein by reference.

ITEM 3.02                                       Unregistered Sales of Equity Securities

See Item 1.01 above, and Item 5.03 below, each incorporated herein by reference.

The issue of shares were offered and sold in reliance on exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 3.03                                       Material Modification to Rights of Security Holders

See Item 1.01 and Item 3.02 above, and Item 5.03 below, each incorporated herein by reference.

ITEM 5.03                                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 3, 2009, the Company executed and filed with the Secretary of State of Nevada, a Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate”).  The Company is authorized to issue 5,000,000 shares of $.001 par value preferred stock.

Dividends.

The Certificate provides that no dividends shall be payable with respect to the Series B Convertible Preferred Stock (the “Series B”).

Voting Rights.

The Certificate provides that the Series B shall have no vote; however as long as any shares of the Series B are outstanding, the Company may not, without the affirmative vote of holders of at least 75% of the then outstanding shares of the Series B (i) alter or change adversely the powers, preferences or rights given to the Series B or alter or amend the Certificate, (ii) authorize or create any class of capital stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to or otherwise pari passu with the Series B, (iii) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of Series B holders, (iv) increase the authorized number of shares of any series of preferred stock, or (v) enter into any agreement or understanding with respect to any of the foregoing.

Liquidation.

The Certificate provides that upon any liquidation, dissolution or winding-up of the Company, the holders of Series B shall be entitled to receive out of the assets of the Company, for each share of Series B, an amount equal to $0.25 before any distribution or payment to the holders of any junior securities.

Conversion.

The Certificate provides that each share of Series B may be converted into common stock at the option of the holders at any time from and after the issue of such shares or shall be converted automatically upon the earlier of (i) a change in control or (ii) the third anniversary of the date of issue of such shares.  The initial value of the Series B shall be equal to $0.25 per share (the “Conversion Value”).

Adjustment of Conversion Value.

The Certificate provides that if the Company, at any time, (i) shall pay a stock dividend or otherwise make a distribution on shares of its common stock, (ii) subdivide outstanding shares of common stock in a larger number of shares, (iii) combine outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of shares of common stock any shares of capital stock of the company, then the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding before such event and of which the denominator shall be the number of shares of common stock outstanding after such event.  Additionally, from the date of issue of the Series B until the earlier of (i) such time as no holder holds any of the Series B, or (ii) 36 months following the date of issue, if the Company issues any common stock or any securities convertible into or exercisable or exchangeable for common stock, at a per share issuance, conversion, exercise, or exchange price that is less than the Conversion Value, in effect at the time of such sale, then the Conversion Value shall be adjusted to the lower price.

Negative Covenants.

The Certificate provides that so long as any shares of the Series B are outstanding, the Company may not, and will not permit any of its subsidiaries to, directly or indirectly, without the affirmative written consent of the holders of at least 75% in interest of the outstanding Series B (i) repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its common stock, securities convertible or exercisable into common stock or junior securities or securities pari passu in right of payment with Series B, (ii) pay cash dividends or distributions on junior securities or securities pari passu in right of payment with Series B (other than shares of Series B), or (iii) enter into any agreement or understanding with respect to any of the forgoing.

Automatic Redemption

The Certificate provides that all of the outstanding shares of Series B Preferred Stock shall be redeemed automatically at the Conversion Value upon the earlier of (x) close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in a Change of Control of the Company, and (y) the 3rd annual anniversary of the original issue date of the Series B shares.  A “Change in Control” means the current shareholders of the Company sell the ownership of 50% or more of the outstanding voting securities of the Company to one or more third parties; or the Company is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 50% of the outstanding voting securities of the surviving or resulting corporation are owned by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or the Company sells all or substantially all of its assets to another entity which is not an affiliate of the Company.

ITEM 9.01                                       Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Not applicable.

d) Exhibits:

Exhibit 1.  Form of Second Modification of Secured Convertible Term Notes.

Exhibit 2.  Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2009	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson

Douglass T. Simpson

President and Chief Executive Officer